Exhibit 99.1


APPLIED BIOMETRICS, INC. COMPANY PRESS RELEASE

For Immediate Release: September 6, 2000       For further information contact:
                                                               Camille M. Meyer
                                                        Chief Financial Officer
                                                                   952-890-1123


APPLIED BIOMETRICS, INC. REPORTS ENGAGEMENT OF MANCHESTER COMPANIES, INC. TO SELL REMAINING ASSETS AND WIND UP OPERATIONS

Burnsville, MN - September 6, 2000, Applied Biometrics, Inc. (Nasdaq: ABIO) announced today that its Board of Directors has engaged Manchester Companies, Inc. a Minneapolis-based advisory and investment banking firm, to sell the remaining corporate assets and to perform the final termination of its operations.

In concert with the decision to engage Manchester, Directors Norman Dann and Demetre Nicoloff have resigned their Board positions, and James D. Bonneville of Manchester has been elected as interim CEO. Andrew M. Weiss, former President and CEO, and Jeffrey Green will remain as Directors of the Company to manage the Manchester engagement. Through Manchester, the Company will attempt to sell its intellectual property and corporate shell and conduct final liquidation of its assets.

Applied Biometrics, located in Burnsville, Minnesota, is currently terminating its operations and is positioning itself for business sale or liquidation.

CERTAIN STATEMENTS CONTAINED IN THIS PRESS RELEASE INCLUDE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED ON INFORMATION AVAILABLE TO THE COMPANY AS OF THE DATE HEREOF AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT. SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, WHICH MAY CAUSE THE ACTUAL RESULT TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESS OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, AMONG OTHERS, THE COMPANY'S ABILITY TO IDENTIFY, NEGOTIATE AND COMPLETE THE SALE OR DISPOSITION OF ITS CORPORATE ASSETS AND ACHIEVE VALUE FOR ITS SHAREHOLDERS.